AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                   AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.
                              EMPLOYMENT AGREEMENT
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     THIS  AMENDMENT  NO.  1  (this  "Amendment")  to  the  Amended and Restated
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Aircraft  Services International Group, Inc. Employment Agreement dated March 7,
2000  (the "Employment Agreement") by and between Aircraft Service International
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Group,  Inc.,  a  Delaware  corporation  (the  "Company"),  and  George W. Watts
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("Executive")  is made by and between the parties to the Employment Agreement as
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of  August  31,  2000.

     WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement as provided herein;

NOW, THEREFORE, in consideration for the mutual promises and agreements set forth herein and other good and valuable consideration, the adequacy of which is hereby confirmed, the parties to this Amendment hereby agree that the Employment Agreement is amended as follows:

     1. GROSS-UP LOAN-IN POOL. Paragraph 5(c) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

     (c) In connection with all future private placements of equity securities of the Company, the Company shall offer to Executive the right to purchase shares of such equity securities, at the price and on other terms offered for sale by the Company as set forth in this Subsection 5(c):

     (i) If the securities sold include common stock of the Company or securities convertible into or otherwise giving the holder the right to acquire common stock of the Company ("Common Equity Securities"), the number of Common
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Equity  Securities  Executive  is  entitled  to  purchase  shall  be  the number necessary to cause the percentage of the total common stock of the Company on a fully-diluted basis owned by Executive after such private placement to equal the percentage owned by Executive before such private placement; provided, that if
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the Company offers Common Equity Securities for sale only in connection with its offer of other securities of the Company, Executive must also purchase such other securities in the same proportion to the Common Equity Securities as other purchasers in the private placement are required to purchase;

     (ii) If the securities sold include voting stock of the Company or securities convertible into or otherwise giving the holder the right to acquire voting stock of the Company ("Voting Securities"), the number of Voting
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Securities  Executive  is  entitled to purchase shall be the number necessary to cause the percentage of the total voting stock of the Company on a fully-diluted basis owned by Executive after such private placement to equal the percentage owned by Executive before such private placement; provided, that if the Company
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offers  Voting  Securities  for  sale only in connection with its offer of other securities of the Company, Executive must also purchase such other securities in the same proportion to the Voting Securities as other purchasers in the private placement are required to purchase;

     (iii) If the securities sold include neither Common Equity Securities nor Voting Securities, the percentage of the total of such securities sold which Executive shall be entitled to purchase shall equal the percentage of all equity securities of the Company owned by Executive prior to the private placement (based on the aggregate fully diluted percentage of equity securities of the Company owned by Executive);

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     (iv)     The  Company  shall  make  loans  to  Executive for the purpose of acquiring securities as provided in this Subsection 5(c) on substantially the same terms as the loan most recently made by the Company to Executive for previous purchases of the Company's securities by Executive, except that the Company shall not be obligated, under any circumstances, to loan Executive, in the aggregate, an amount greater than $98,950.23;

     (v) The maximum aggregate amount of securities of the Company that Executive shall be entitled to purchase under this Subsection 5(c) (determined by the purchase price paid by Executive for such securities) shall equal the aggregate amount of loans the Company is required to make to Executive pursuant to Paragraph 5(c)(iv) above.

     2. FORCED RELOCATION. Paragraph 5(e) of the Employment Agreement is hereby deleted in its entirety. The following Clause (d) is hereby added to the list of events the occurrence of which (either alone or in conjunction with any other event constituting a Constructive Termination) shall constitute a Constructive Termination under the definition thereof set forth at the end of Paragraph (6) of the Employment Agreement:

     (d) Executive is required by the Company to permanently relocated his primary residence for purposes of this Agreement and in connection therewith
Executive  decides  to  move  his  family  to  such  residence.

     3.     CHANGE-IN-CONTROL.

     (a) The following Clause (e) is hereby added to the list of events the occurrence of which (either alone or in conjunction with any other event constituting a Constructive Termination) shall constitute a Constructive Termination under the definition thereof set forth at the end of Paragraph (6) of the Employment Agreement:

     (e) Solely for purposes of any other contract or agreement referencing or incorporating this definition (including without limitation, that certain Amended & Restated Executive Stock Purchase Agreement dated as of March 7, 2000, by and between Ranger Aerospace Corporation and Executive) but not for purposes of this Employment Agreement, a Change-in-Control as defined in Section (6A) of this Employment Agreement.

     (b)     The  following  paragraph  (6A)  is  hereby added to the Employment
Agreement.

     (6A)     Change-in-Control.  If  Executive  elects  to  terminate  his
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employment  for any reason within twelve (12) months following the occurrence of a Change-in-Control (as defined below, the Company shall pay to Executive (subject to the terms hereof) severance compensation equal twelve (12) months
(x) of Executive's base salary at the rate of base salary in effect immediately preceding the date of termination and (y) of the then current health benefit coverage in effect. The Company shall pay the severance compensation in twelve
(12) monthly installments commencing thirty (30) business days after the date of termination of Executive's employment with the Company; provided that such
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severance  payments  shall be made to Executive only if Executive fully complies with the surviving terms of this Agreement, including, without limitation, Paragraphs 14 and 15 hereof. Executive may, at any time and from time to time, designate a beneficiary to receive the severance compensation in the event of his death, or if no beneficiary is designated then the severance compensation shall be paid to Executive's estate. If Executive's employment is terminated for any reason which would entitle Executive to severance compensation under both Paragraph (6) above and this Paragraph (6A) but for this sentence, then the provisions of Paragraph (6) shall apply and the provisions of this Paragraph
(6A)  shall  not  apply.

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     If Executive elects to terminate his employment for the reason set forth in this Section (6A), then (i) if Executive subsequently obtains other employment providing him with base salary and health benefit coverage equal to or greater than Executive's base salary and health benefit coverage in effect immediately preceding the date of termination, then the obligation of the Company to pay severance compensation as provided for in this Section (6A) shall terminate upon the date such other employment begins (with a pro rata fractional monthly payment to be made to Executive based on the number of days between the date Executive's new employment begins and the date of the last full monthly payment of severance compensation to Executive if the new employment begins on a date other than the beginning of a monthly pay period for Executive's severance compensation ) and (ii) if Executive subsequently obtains employment providing him with base salary and health benefit coverage less than Executive's base salary and health benefit coverage in effect immediately preceding the date of termination, then the amount of the monthly payments of severance compensation provided for in this Section (6A) shall be reduced to the amount necessary to make the sum of (A) Executive's base salary and health benefit coverage from his new employment plus (B) the reduced monthly payment of severance compensation, equal to the original amount of the monthly payment of severance compensation provided for in this Section (6A) prior to the reduction.

     A  "Change-of-Control" means the occurrence of one or more of the following
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events:

(i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting or economic power of the Common Stock of the Company or Ranger;

(ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33-1/3% of the total voting power of the Common Stock of the Company or Ranger, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company or Ranger, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Ranger, as the case may be;

(iii) there shall be consummated any consolidation or merger of the Company or Ranger in which the Company or Ranger, respectively, is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or Ranger would be converted into cash, securities or other property, other than a merger or consolidation of the Company or Ranger in which the holders of the Common Stock of the Company or Ranger, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger;

(iv) there shall be consummated a sale of all or substantially all of the assets of the Company or Ranger in one transaction or series of related transactions; or

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(v)     during  any  period  of  two  consecutive  years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Ranger (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Ranger, as the case may be, has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or Ranger, as the case may be.

For  purposes  of this definition, "voting power" shall be deemed to include the
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potential  for voting power upon conversion of outstanding non-voting securities into  voting securities, and "Affiliate," "Board of Directors,"  "Common Stock,"
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"Permitted  Holders"  and  "Person"  shall  have  the  meanings set forth in the
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Indenture  dated  August  18, 1998, pertaining to the Company's 11% Senior Notes
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due  2005.
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     4.     CONFORMING AMENDMENT.  Clause (c) of the definition of "Constructive
Termination" set forth in Section (6) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

     (c) The Company or any of its affiliates substantially breaches any term of (i) this Agreement, (ii) the Amended and Restated Executive Stock Agreement dated as of August 31, 2000 between Ranger Aerospace Corporation and Executive, (iii) the Amended & Restated Executive Stock Pledge Agreement dated August 31, 2000 between Ranger Aerospace Corporation and Executive, (iv) the Second Executive Stock Agreement dated August 31, 2000 between Ranger Aerospace Corporation and Executive, (v) the Second Executive Stock Pledge Agreement dated August 31, 2000 between Ranger Aerospace Corporation and Executive, (vi) the Nonqualified Stock Option Agreement dated March 7, 2000, as amended, between Ranger Aerospace Corporation and Executive, (vii) the Ranger Aerospace Corporation Securityholders Agreement dated April 1, 1998, as amended, or (viii) any amendment or successor to any of the foregoing agreements, which breach is not cured within fifteen (15) days of receipt by the Company of written notice from you of such breach, and which breach has a material adverse effect on the Executive.

     5. NO OTHER AMENDMENTS. Except as explicitly amended by this Amendment, the Employment Agreement shall remain in full force and effect and unamended.

     6. APPLICABLE LAW. This Amendment shall be controlled, construed and governed under the laws of the State of Florida regardless of the fact that one or more parties is now, or may become, residents of another state, and without regard to any conflict of laws.

     7. SEVERABILITY. If any paragraph, clause or provision of this Amendment is or becomes illegal, invalid or unenforceable because of present or future laws, rules or regulations of any governmental body, or become unenforceable for any reason, the intention of Executive and the Company is that the remaining parts of this Amendment shall not be thereby affected.

     8. CAPTIONS. The captions of the various paragraphs are solely for the convenience of the parties hereto and shall not control or affect the meaning or construction of this Amendment.

     9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Amendment No. 1 to Amended & Restated Employment Agreement the day and year first above written.


     AIRCRAFT  SERVICES  INTERNATIONAL
GROUP,  INC.

     By:  ___________________________________
       Stephen  D.  Townes,  President  &  CEO


     _______________________________________
GEORGE  W.  WATTS

Agreed  and  Accepted:

JOHN  HANCOCK  MUTUAL  LIFE
INSURANCE  COMPANY

By:  __________________________
Name:  ________________________
Title:  _________________________

CIBC  WOOD  GUNDY  VENTURES,  INC.

By:  __________________________
Name:  ________________________
Title:  _________________________

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